EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form 10 of our report dated July 22, 2008 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), relating to the December 31, 2007 financial statements of Alternate Energy Holdings, Inc. (a Development Stage Enterprise).

/s/Rotenberg & Co. LLP
---------------------
Rotenberg & Co. LLP
Rochester, New York


October 6, 2008